UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 28, 2006

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Norcross Parkway, Norcross, Georgia		30071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 28, 2006, Simtrol, Inc. (the "Company") signed an agreement (the "Agreement") to acquire an additional fifty percent (50%) membership interest in Justice Digital Solutions LLC ("JDS") from Integrated Digital Systems, LLC ("IDS"). Following the acquisition the Company owns 100% of JDS.

In partial consideration for the transfer of the membership interest in JDS from IDS to the Company, the Company will issue Five Hundred Thousand (500,000) restricted shares of its common stock to IDS according to the following installment schedule:

•	Two Hundred Thousand (200,000) restricted common shares of the Company's capital stock to IDS following execution of the Agreement;

•	One Hundred Thousand (100,000) restricted common shares of the Company's capital stock to IDS on November 22, 2007;

•	One Hundred Thousand (100,000) restricted common shares of the Company's capital stock to IDS on November 22, 2008; and

•	One Hundred Thousand (100,000) restricted common shares of the Company's capital stock to IDS on November 22, 2009.

In partial consideration for the transfer of the membership interest in JDS from IDS to the Company, JDS will pay IDS five percent (5%) of the gross revenues of JDS, from whatever source derived, during calendar years 2007 and 2008, and two and one-half percent (2.5%) of the gross revenues of JDS during calendar year 2009. The Company will cause JDS to pay said amounts to IDS within ten (10) business days (defined as Monday through Friday, exclusive of federal and state holidays) after clearance of funds received by JDS.

The offer and sale of the shares issued in connection with the Agreement were exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Rule 506 and Section 4(2) of the Act. In connection with the sales, the Company did not conduct any general solicitation or advertising, and the Company complied with the requirements of Regulation D relating to the restrictions on the transferability of the shares issued.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SIMTROL, INC.

By: /s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: December 4, 2006